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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, California

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 1 to Form S-1), of our report dated June 14, 2013, relating to the consolidated financial statements of MAC Financial Holdings Corporation (A Development Stage Company), which is contained in that prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

San Francisco, CA

October 28, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm